VOTING TRUST AND LIMITED SHAREHOLDERS AGREEMENT ENTERED INTO IN THE CITY AND DISTRICT OF MONTREAL, ON THE 18TH DAY OF MAY, 2000

BY AND AMONG:                TECHNO EXPRES S.A., a corporation
                             duly constituted in accordance with
                             the laws of France, having its head
                             office and principal place of
                             business at 36 rue de Marche, 94140
                             Alfortville, France,

                             (hereinafter referred to as "Techno
                             Expres")

                             PARTY OF THE FIRST PART


AND CAPITAL COMMUNICATIONS CDPQ INC., a body politic duly incorporated according to the Companies Act (Quebec), having its head office and principal place of business in the City of Montreal, Province of Quebec,

                             (hereinafter referred to as "CDPQ")

                             PARTY OF THE SECOND PART


AND: SOFINOV SOCIETE FINANCIERE D'INNOVATION INC., a body politic and corporate, duly incorporated according to the Companies Act (Quebec), having its head office and principal place of business in the City of Montreal, Province of Quebec,

                             (hereinafter referred to as
                             "Sofinov")

                             PARTY OF THE THIRD PART


AND SOCIETE INNOVATECH DU GRAND MONTREAL, a body politic duly constituted according to An Act respecting Societe Innovatech du Grand Montreal, R.S.Q., ch. S-1, having its head office and principal place of business in the City of Montreal, Province of
                             Quebec,

                             (hereinafter referred to as
                             "Innovatech")

                             PARTY OF THE FOURTH PART




AND: TOUCHTUNES MUSIC CORPORATION, a body politic and corporate, duly incorporated according to the laws of the State of Nevada, having its head office and principal place of business in the City of Las Vegas, Nevada,

                             (hereinafter referred to as the
                             "Corporation")

                             PARTY OF THE FIFTH PART


1.    PREAMBLE

1.1 WHEREAS each of the Shareholders holds the following number and class of Shares as of the date hereof:

       Shareholder               Number and Class

       Techno Expres             10,001,920 Common Shares
       Sofinov
                                 9,235,774 Series A Preferred Shares
                                 2,222,222 Series B Preferred Shares

       Innovatech                3 608 186 Series A Preferred Shares
       CDPQ                      6 666 667 Series B Preferred Shares

1.2 WHEREAS the parties hereto wish to determine their respective rights, duties and obligations in and to the Corporation and towards one another.

NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

2.    INTERPRETATION

2.1   Definitions.  In this Agreement:

2.1.1 "Accepting Investor" has the meaning ascribed thereto at subsection 5.3;

2.1.2 "Accepting Investors" has the meaning ascribed thereto at subsection 5.4;

2.1.3 "Accepting Offeree Shareholders" has the meaning ascribed thereto in subsection 7.3.2;

2.1.4 "Additional Offer" has the meaning ascribed thereto in subsection 7.3.2;

2.1.5 "Additional Shares" has the meaning ascribed thereto at subsection 5.1;

2.1.6 "Affiliate" or "Affiliated" has the meaning ascribed thereto in the Canada Business Corporations Act;

2.1.7 "Agreement" means this agreement and all instruments supplemental hereto or in amendment or confirmation hereof; "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Section, subsection or other subdivision; "Section", "subsection" or other subdivision of this Agreement means and refers to the specified Section, subsection or other subdivision of this Agreement;




2.1.8 "Arm's Length" shall mean, in respect of any Person, a relationship between such Person and any particular Person which would be an arm's length relationship between such Person and the particular Person within the meaning of the Income Tax Act (Canada);

2.1.9 "Auditors" shall mean such firm of chartered accountants as may be agreed upon from time to time by the Shareholders to act as auditors for the Corporation;

2.1.10 "Board" means the Board of Directors of the Corporation and/or any of its subsidiaries;

2.1.11 "Business Day" means any day, other than a Saturday or Sunday or a day on which the principal commercial banks in the State of New York are not open for business during normal banking hours;

2.1.12 "Closing" means the sale of the Offered Shares by the Offering Shareholder pursuant to subsection 7.4;

2.1.13 "Closing Date" means, pursuant to subsections 7.1 and 7.2, the date which is sixty (60) days after the expiry of the last offer period described therein in which the Purchaser agrees to purchase the Offered Shares, provided, however, that if on the Closing Date all Governmental Body and third party approvals, consents, notifications and assurances (including, without limitation, approvals under the Investment Canada Act) necessary to permit the consummation of the transactions contemplated by the Closing have been applied for but not yet received by the Purchaser, then the Closing Date shall be postponed to the thirtieth (30th) day after the receipt by the Purchaser of the last of the aforesaid approvals, consents, notifications and assurances; notwithstanding the foregoing, the Closing shall not be extended more than one hundred and eighty (180) days after the date which was supposed to have been the original Closing Date herein;

2.1.14 "Common Shares" means the shares of Class A voting common stock of the Corporation, as such shares are described in the Second Amended and Restated Articles of Incorporation of the Corporation dated May 3, 2000;

2.1.15 "Declining Investor" has the meaning ascribed thereto at subsection 5.4;

2.1.16 "Declining Investors" has the meaning ascribed thereto at subsection 5.3;

2.1.17 "Declining Investor's Shares" has the meaning ascribed thereto at subsection 5.4;

2.1.18 "Declining Investors' Shares" has the meaning ascribed thereto at subsection 5.3;

2.1.19 "Final Accepting Investor" has the meaning ascribed thereto at subsection 5.4;

2.1.20 "Final Declining Investor" has the meaning ascribed thereto at subsection 5.4;

2.1.21 "Final Declining Investor's Shares" has the meaning ascribed thereto at subsection 5.4;

2.1.22 "First Offer" has the meaning ascribed thereto at subsection 7.3.1;




2.1.23 "Generally Accepted Accounting Principles" means generally accepted accounting principles in the United States of America applicable as at the date on which any calculation and determination is required to be made in accordance with generally accepted accounting principles, applied on a consistent basis;

2.1.24 "Governmental Body" means (i) any domestic or foreign national, federal, provincial, state, municipal or other government or body, (ii) any multinational, multilateral or international body, (iii) any subdivision, agent, commission, board, instrumentality or authority of any of the foregoing governments or bodies, (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing governments or bodies, or (v) any domestic, foreign, international, multilateral or multinational judicial, quasi-judicial, arbitration or administrative court, tribunal, commission, board or panel;

2.1.25 "I Offer" has the meaning ascribed thereto at subsection 7.1;

2.1.26 "Investors" means CDPQ, Sofinov and Innovatech, and all Transferees of Shares of CDPQ, Sofinov or Innovatech and all Transferees of Shares of such Transferees, collectively, and "Investor" means any one of them;

2.1.27 "Offer" means for purposes of (i) subsection 7.1, each of the offers made by an Investor; and (ii) subsection 7.2, each of the offers made by Techno Expres;

2.1.28 "Offered Shares" has the meaning ascribed thereto at subsections 7.1.1 or subsection 7.2, as the case may be;

2.1.29 "Offeree Shareholders" has the meaning ascribed thereto at subsection
      7.3;

2.1.30 "Offering Investor" has the meaning ascribed thereto at subsection 7.1;

2.1.31 "Offering Shareholder" has the meaning ascribed thereto at subsection
      7.3;

2.1.32 "Other Investors" has the meaning ascribed thereto at subsection 7.1.1;

2.1.33 "Other Shareholders" has the meaning ascribed thereto at subsections
      7.1.4 or 7.2.1, as the case may be;

2.1.34 "Person" means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with judicial personality, Governmental Body; and pronouns when they refer to a Person have a similarly extended meaning;

2.1.35 "Preferred Shares" means Series A Preferred Shares and Series B Preferred Shares, collectively;

2.1.36 "Prior Offers" has the meaning ascribed thereto at subsection 7.3.2;

2.1.37 "Proportion" means a fraction, the numerator of which shall be the number of Common Shares owned by the particular Shareholder to whom reference is made and the denominator of which shall be the total of the issued and outstanding Common Shares, it being understood that for the purposes of calculating the number of Common Shares owned by the particular Shareholder and/or the number of issued and outstanding Common Shares, all Preferred Shares held by the Investors shall be deemed to have been converted into Common Shares and each Investor shall be deemed to hold that number of Common Shares as would be issuable to such Investor upon the conversion into Common Shares of all Preferred Shares held by such Investor;

2.1.38 "Proportionate Share" means, for purposes of subsection 7.3, the number of Shares determined by multiplying the number of Offered Shares by a fraction, the numerator of which is the number of Common Shares held by a particular Offeree Shareholder or Accepting Offeree Shareholder, as the case may be, entitled to accept an offer and the denominator of which is the total number of Common Shares held by all Offeree Shareholders or all Accepting Offeree Shareholders, as the case may be, entitled to accept the same offer, it being understood that for the purposes hereof, each Investor shall be deemed to hold that number of Common Shares as would be issuable to such Investor upon the conversion into Common Shares of all Preferred Shares held by such Investor;

2.1.39 "Public Offering" means any offering by the Corporation of its Shares for distribution to the public;

2.1.40 "Purchaser" has the meaning ascribed thereto at subsection 7.4.3.1;

2.1.41 "Receiving Party" has the meaning ascribed thereto at subsection 6.3.3. A Receiving Party shall not be considered to be a Transferee;

2.1.42 "Related" means related as that term is used in the Income Tax Act (Canada);

2.1.43 "Remaining Offered Shares" has the meaning ascribed thereto at subsection 7.3.2;

2.1.44 "Series A Preferred Shares" means the shares of Series A Preferred Stock as described in the Second Amended and Restated Articles of Incorporation of the Corporation dated May 3, 2000;

2.1.45 "Series B Preferred Shares" means the shares of Series B Preferred Stock as described in the Second Amended and Restated Articles of Incorporation of the Corporation dated May 3, 2000;

2.1.46 "Share(s)" means any share(s) of any class, series or category in the capital stock of the Corporation;

2.1.47  "Shareholder" means any of the Shareholders;

2.1.48 "Shareholders" initially means Techno Expres, CDPQ, Sofinov and Innovatech, and the definition shall be deemed to be modified from time to time to (i) delete Persons who cease to hold Shares in accordance with the terms of this Agreement, and (ii) add all Persons who, from time to time, become holders of Shares and who undertake in writing to be bound by the provisions of this Agreement;

2.1.49  "TE Offer" has the meaning ascribed thereto at subsection 7.2;

2.1.50 "TP Offer" has the meaning ascribed thereto at subsection 7.1 or 7.2, as the case may be;

2.1.51 "TP Offeror" has the meaning ascribed thereto at subsection 7.1 or 7.2, as the case may be. A TP Offeror shall not be considered to be a Transferee;




2.1.52  "Techno Offer" has the meaning ascribed thereto at subsection 7.2;

2.1.53 "Third Party" has the meaning ascribed thereto at subsection 7.1.4 or 7.2.3, as the case may be. A Third Party shall not be considered to be a Transferee;

2.1.54       "Transferee" has the meaning ascribed thereto at subsection 6.2;

2.1.55       "TouchTunes" means TouchTunes Digital Jukebox Inc.;

2.1.56 "Unaccepted Additional Shares" has the meaning ascribed thereto at subsection 5.4;

2.1.57 "Unaccepted Offered Shares" has the meaning ascribed thereto at subsection 7.1.2;

2.1.58 "Voting Shares" means Shares to which are attached votes that may be cast to elect directors of the Corporation, including Common Shares.

2.2 Gender. Any reference in this Agreement to any gender shall include both genders and the neutral, and words used herein importing the singular number only shall include the plural and vice versa.

2.3 Headings. The division of this Agreement into Sections, subsections and other subdivisions, and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

2.4 Severability. Any Section, subsection or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed therefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall be severed from an illegal or unenforceable Section, subsection or other subdivision of this Agreement or any other provisions of this Agreement.

2.5 Entire Agreement. This Agreement together with any other instruments to be delivered pursuant hereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, among any or all of the parties.

2.6 Amendments. No amendment of this Agreement shall be binding unless otherwise expressly provided in an instrument duly executed by the Shareholders and the Corporation.

2.7 Waiver. Except as otherwise provided in this Agreement, no waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in an instrument duly executed by the parties.

2.8 Delays. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the day which is the reference day in calculating such period shall be excluded. If the day on which such delay expires is not a Business Day, then the delay shall be extended to the next succeeding Business Day.




2.9 Conflict. This Agreement shall override the Schedules annexed hereto to the extent of any inconsistency. If any conflict should appear between this Agreement and the Articles, by-laws or resolutions of the Corporation, then the provisions of this Agreement shall prevail.

2.10 Preamble. The preamble hereof shall form an integral part of this Agreement.

2.11 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as they are applied to agreements entered into in New York between New York residents and performed entirely within New York.

3.    COMMISSIONS, FEES, ETC.

3.1 Commissions. Except as provided in subsection 3.2 hereof, no fee, rebate, commission or gain of whatsoever nature shall be earned by any of the Shareholders as a result of that Shareholder obtaining financing for or on behalf of the Corporation.

3.2 Commitment Fee. The parties hereto acknowledge and confirm that, concurrently with the execution hereof, the Corporation shall pay to CDPQ a commitment fee in the amount of CDN$175 000.

4.    DIRECTORS

4.1 Board and Quorum. The Shareholders agree that (i) each time the shareholders of the Corporation meet, or act by written consent in lieu of meeting, for the purposes of electing the directors of the Corporation or any of its subsidiaries, they shall vote in such a manner so as to ensure that at least seven (7) directors be elected to each Board, (a) as long as the Investors collectively own 15 % of the issued and outstanding Common Shares (assuming the conversion into Common Shares of all Preferred Shares held by the Investors), three (3) of which shall be nominees of the Investors, (b) as long as Techno Expres owns at least 20 % of the issued and outstanding Common Shares (assuming the conversion into Common Shares of all Preferred Shares held by the Investors), two (2) of which shall be nominees of Techno Expres and (c) the other two (2), which shall not be employees, Persons Related or Affiliated to shareholders, directors or officers of the Corporation or of the Investors, shall be nominated by such five (5) nominees, and (ii) each time the shareholders of the Corporation meet or act for the purposes of electing or replacing any of such seven (7) directors of the Corporation or any of its subsidiaries, they shall vote in such a manner so as to ensure that the removal and/or election of such new nominee director(s) as is(are) designated by the Person or Persons whose nominee died, resigned or was replaced.

      So long as an Investor owns at least 5 % of the issued and outstanding Common Shares (assuming the conversion into Common Shares of all Preferred Shares held by the Investors), such Investor shall be entitled to appoint to a Board at least one (1) nominee of the total number of directors to be appointed collectively by the Investors to a Board. In the event that an Investor owns less than 5 % of the Common Shares issued to the Shareholders (assuming the conversion into Common Shares of all Preferred Shares held by the Investors), the number of nominees that each Investor is entitled to appoint to a Board shall be equal to the proportion that the number of Common Shares held by such Investor is to the aggregate of all the Common Shares held by all the Investors (assuming the conversion into Common Shares of all Preferred Shares held by the Investors) multiplied by the total number of directors to be appointed by the Investors collectively to a Board.




      Notwithstanding the foregoing, in the event that the Investors collectively own less than 15 % of the issued and outstanding Common Shares (assuming the conversion into Common Shares of all Preferred Shares held by the Investors) or that Techno Expres owns less than 20 % of the issued and outstanding Common Shares (assuming the conversion into Common Shares of all Preferred Shares held by the Investors), each Shareholder shall be entitled to appoint to a Board the number of nominees as is equal to its respective Proportion multiplied by the total number of directors to be appointed by the shareholders of the Corporation or any of its subsidiaries (rounded to the nearest whole number) provided however that so long as a Shareholder owns at least 5 % of the issued and outstanding Common Shares (assuming the conversion into Common Shares of all Preferred Shares held by the Investors), each such Shareholder shall be entitled to appoint to a Board at least one (1) nominee.

      Furthermore, the Shareholders hereby agree that as long as Techno Expres has the right to appoint at least one nominee to a Board, one of such nominees shall be Tony Mastronardi.

      In all circumstances, a quorum of a meeting of directors shall be a majority of the elected directors provided that a majority of directors appointed by the Investors form part of such quorum and all decisions having the object or purposes set forth in subsections 4.6 and 4.7 shall be submitted to the Shareholders pursuant to such subsections.

4.2 Designation of nominees. The Investors shall advise Techno Expres and the Corporation in writing of the names of the individuals the Investors have designated as their nominees to each Board as soon as practicable before each meeting of Shareholders. In addition, the Corporation shall reimburse each nominee to a Board that is an employee of an Investor his reasonable out-of-pocket expenses (including travelling costs) incurred in connection with his attendance at each meeting of a Board.

4.3 Non-Transferable. The parties hereto hereby agree that the right granted to the Investors to designate nominees to a Board pursuant to this Section 4 is non-transferable.

4.4 Voting by nominees. Each Shareholder shall at all times carry out and use its best efforts to cause the Corporation and its nominees on a Board to carry out the provisions of this Agreement, subject to the fiduciary obligations of the directors. Each Shareholder shall duly and punctually do, or cause to be done, all such things, including, without limitation, voting or causing to be voted all the Shares held by the Shareholder as shall be necessary or desirable to give effect to this Agreement.

4.5 Directors and Officers Insurance. The Corporation shall at all times maintain in full force insurance covering directors and officers liability for a minimum amount of US$5,000,000.

4.6 Matters Requiring Approval of two Investors. Until the completion of the Corporation's next Public Offering or for so long as the Investors collectively own at least 15 % of the issued and outstanding Common Shares (assuming the conversion into Common Shares of all Preferred Shares held by the Investors), the Shareholders agree to cause the Corporation, by taking all necessary corporate action including, without limitation, adopting a new by-law to such effect, to submit to the Investors for their prior written approval, which shall be deemed to have been given if two of the Investors owning at least 5 % each of the issued and outstanding Common Shares (assuming the conversion into Common Shares of all Preferred Shares held by the Investors) grant such approval, any by-law, resolution or act of the Shareholders, the shareholders of subsidiaries of the Corporation, a Board or officers of the Corporation or its subsidiaries (the Corporation and/or its subsidiaries are referred to, in this subsection 4.6, as the "Corporations" or a "Corporation") having any of the following objects or purposes:

4.6.1 the approval, which shall not be unreasonably withheld, of the annual operating budget and the annual capital budget of the Corporations;

4.6.2 the hiring and firing of any of any senior officers, senior executives or senior employees of a Corporation;

4.6.3 the engaging of any underwriters in connection with a Corporation's next Public Offering;

4.6.4 the entering into of any underwriting or similar agreements in connection with (i) any private placement pursuant to which a Corporation raises funds in excess of $1,000,000 or (ii) a Corporation's next Public Offering;

4.6.5 a decrease in the number of directors of a Corporation, except as provided for in this Agreement;

4.6.6 the filing of Articles of Amendment or Articles of Amalgamation by a Corporation;

4.6.7 changes in the remuneration paid to the shareholders, directors or officers of a Corporation or to Persons Related or Affiliated to the shareholders, directors or officers of a Corporation;

4.6.8 payment of bonuses or granting of options or other benefits to shareholders, directors or officers of a Corporation or to Persons Related or Affiliated to the shareholders, directors or officers of a Corporation;

4.6.9 granting or repayment of any loan to shareholders, directors or officers of a Corporation or to Persons Related or Affiliated to shareholders, directors or officers of a Corporation or to any other Persons;

4.6.10 guaranteeing any obligations of shareholders, directors or officers of a Corporation or of Persons Related or Affiliated to shareholders, directors or officers of a Corporation;

4.6.11 the purchase or sale of any immovable property on behalf of a Corporation;

4.6.12 an assignment under the Bankruptcy and Insolvency Act or a proposal made thereunder, or recourse to any other measure designed for the protection of insolvent debtors pursuant to any other legislation in connection with insolvency;

4.6.13 the judicial or voluntary winding-up of a Corporation or the liquidation of the business or assets of a Corporation;

4.6.14 the waiver by a Corporation of any of its rights or payments due to it pursuant to any contract;

4.6.15 the entering into of any loan agreement on behalf of a Corporation, or the granting of any security by a Corporation on any of its movable or immovable property for an aggregate amount in excess of an amount equal to the value of ten percent (10%) of its total assets, except for loan agreements or security interests in respect of borrowings of money from its bankers or other reputable commercial lenders in respect of the financing of its individual Juke-Boxes and other equipment in the manner set forth in its Business Plan as adopted by a Board from time to time;

4.6.16 the sale of part of the assets of a Corporation for an aggregate annual amount in excess of an amount equal to the value of ten percent (10%) of its total assets;

4.6.17 the adoption for or on behalf of a Corporation of any decision or contract not in the ordinary course of such Corporation's business or any contract with (i) any shareholder, director or officer of a Corporation or any Person Related or Affiliated to such shareholder, director or officer of a Corporation or (ii) any Person who is not dealing at Arm's Length with a Corporation;

4.6.18 the conclusion of any partnership or joint venture agreement or the creation of a subsidiary or acquisition of another business for activities not in the ordinary course of a Corporation's business;

4.6.19  the amendment, repeal or abrogation of any by-law of a Corporation;

4.6.20 the change in the powers of the directors in general or any one of them in particular;

4.6.21 any decision concerning any change regarding the accounting policies of a Corporation;

4.6.22       the removal or nomination of the Auditors;

4.6.23 any decision concerning any significant change in the nature of a Corporation's business; and

4.6.24 the institution or the settlement by a Corporation of any action or legal proceeding.

4.7 Matters Requiring Approval of all Investors. Until the completion of the Corporation's next Public Offering or for so long as the Investors collectively own at least 15% of the issued and outstanding Common Shares (assuming the conversion into Common Shares of all Preferred Shares held by the Investors), the Shareholders agree to cause the Corporation, by taking all necessary corporate action including, without limitation, adopting a new by-law to such effect, to submit to the Investors for their prior written approval, which shall be deemed to have been given if all of the Investors owning at least 5 % each of the issued and outstanding Common Shares (assuming the conversion into Common Shares of all Preferred Shares held by the Investors) grant such approval, any by-law, resolution or act of the Shareholders, the shareholders of subsidiaries of the Corporation, a Board or officers of the Corporation or its subsidiaries (the Corporation and/or its subsidiaries are referred to, in this subsection 4.7, as the "Corporations" or a "Corporation") having any of the following objects or purposes:

4.7.1 any change in or alteration to the share capital of a Corporation;

4.7.2 the sale, issue or allotment of shares from the treasury of a Corporation, or the granting of options allowing for the subscription thereof, other than in conformity with the provisions of this Agreement;

4.7.3 the sale of the whole or a substantial part of the assets of a Corporation or the granting of an option for same or the merger or consolidation of a Corporation with or into another entity; and




4.7.4 the declaration of dividends by a Corporation or the redemption, purchase or repurchase by a Corporation of its share capital, other than in conformity with the Second Amended and Restated Articles of Incorporation of a Corporation.

5.    PRE-EMPTIVE RIGHT

5.1 Issuance of Common Shares. Should the Board of the Corporation decide that the Corporation requires additional funds and that such funds are to be raised by issuing Common Shares from treasury in accordance with this Section
5. Each Shareholder shall have pre-emptive rights with respect to the issue of such additional Common Shares (the "Additional Shares"), such that the Corporation shall not issue any Additional Shares without offering to each Shareholder the right to subscribe for its Proportion of the Additional Shares to be issued by the Corporation.

      The pre-emptive rights referred to in this Section 5 shall not, however, apply to (i) Shares and/or options, warrants or other Share purchase rights, and the Shares issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalization and the like) issued or to be issued to employees, officers, or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that have been or are approved by the Board of the Corporation, (ii) Common Shares issued pursuant to the conversion of Preferred Shares, or (iii) Common Shares issued as consideration pursuant to any acquisition, merger, or similar agreement.

5.2 Notice to Shareholders. If the Corporation decides to issue any Additional Shares, then the Corporation shall give detailed notice thereof to each Shareholder, describing the Additional Shares, the price, and the general terms upon which the Corporation proposes to issue the same. Each Investor may assign to another Investor all or a portion of its right to subscribe for its Proportion of the Additional Shares. Each Shareholder shall have thirty (30) days from the receipt of such notice within which to notify the Corporation of its intent to exercise its right under subsections 5.1 and 5.2 in connection with such issue of Additional Shares. If a Shareholder fails to so notify the Corporation within the prescribed delay, then such Shareholder shall be conclusively deemed to have waived its pre-emptive right in connection with such issue of Additional Shares. If all of the Shareholders waive or are deemed to have waived their pre-emptive rights in connection with such issue of Additional Shares, then the Corporation shall be free for a period of one hundred and eighty (180) days thereafter to sell such Additional Shares to any Person not Affiliated or Related to any Shareholder, on terms not more favourable than those provided in the original offer of the Corporation to issue Additional Shares, provided, however, that it is a condition precedent to such sale that such Person has executed a counterpart of this Agreement in accordance with subsection 12.6 and has agreed to be bound by the terms and conditions of this Agreement and any other agreement executed by the parties in connection with this Agreement.

5.3 Declining Investor. If only one of the Investors has agreed to exercise its right under subsections 5.1 and 5.2 hereof to subscribe for its Proportion of the Additional Shares (the "Accepting Investor") and the other Investors have, or are deemed to have, declined to exercise such pre-emptive right (the "Declining Investors"), the Corporation shall, within seven (7) days of the end of the above thirty (30) day period, be required to offer by written notice to the Accepting Investor all of the Additional Shares which could have been subscribed for by the Declining Investors (the "Declining Investors' Shares") before Techno Expres is offered pursuant to subsection 5.4 its pro rata share of such Declining Investors' Shares. The Accepting Investor shall have seven




(7) days from the receipt of the notice mentioned above to notify the Corporation of its intent to exercise its right to subscribe for the Declining Investors' Shares, failing which the Accepting Investor shall be deemed to have waived its pre-emptive right in connection with the issue of the Declining Investors' Shares.

5.4 Declining Investor. If two of the Investors have agreed to exercise their right under subsections 5.1 and 5.2 hereof to subscribe for their respective Proportion of the Additional Shares (the "Accepting Investors") and the other Investor has, or is deemed to have, declined to exercise such pre-emptive right (the "Declining Investor"), the Corporation shall, within seven
(7) days of the end of the above thirty (30) days period, be required to offer by written notice to the Accepting Investors all of the Additional Shares which could have been subscribed for by the Declining Investor (the "Declining Investor's Shares") before Techno Expres is offered pursuant to subsection 5.5 its pro rata share of such Declining Investor's Shares. The Accepting Investors shall, unless otherwise agreed to between themselves, be entitled to subscribe for that proportion of the Declining Investor's Shares which is equal to the number of Common Shares held by each of the Accepting Investors in relation to the total number of Common Shares held by both Accepting Investors (assuming the conversion into Common Shares of all Preferred Shares held by the Investors). Each of the Accepting Investors shall have seven (7) days from the receipt of the notice mentioned above to notify the Corporation of its intent to exercise its right to subscribe for the Declining Investor's Shares, failing which it shall be deemed to have waived its pre-emptive right in connection with the issue of its proportion of the Declining Investor's Shares. If only one of the Accepting Investors (the "Final Accepting Investor") agrees to subscribe for its proportion of the Declining Investor's Shares in accordance with this subsection 5.4 and the other Accepting Investor (the "Final Declining Investor") has declined or is deemed to have declined its right to subscribe for its proportion of the Declining Investor's Shares (the "Final Declining Investor's Shares") in accordance with this subsection 5.4, then the Corporation shall, within seven (7) days of the end of the above seven (7) day period, be required to offer by written notice to the Final Accepting Investor all of the Final Declining Investor's Shares before Techno Expres is offered pursuant to subsection 5.5 its pro rata share of such Final Declining Investor's Shares. The Final Accepting Investor shall have seven (7) days from the receipt of the notice mentioned above to notify the Corporation of its intent to exercise its right to subscribe for the Final Declining Investor's Shares, failing which the Final Accepting Investor shall be deemed to have waived its preemptive right in connection with the issue of the Final Declining Investor's Shares.

5.5 Shareholders Rights. If (i) one (1) or more Shareholders has or is deemed to have declined its right to subscribe for its Proportion of the Additional Shares, and, (a) in the event such Additional Shares were offered to the Accepting Investor pursuant to subsection 5.3 and the Accepting Investor has or is deemed to have declined to exercise its right to acquire all of the Declining Investors' Shares, or (b) in the event such Additional Shares were offered to the Accepting Investors pursuant to subsection 5.4 and the Accepting Investors have or are deemed to have declined to exercise their rights to acquire all of the Declining Investor's Shares or the Final Accepting Investor has or is deemed to have declined to exercise its right to acquire all of the Final Declining Investor's Shares, or (ii) if one (1) or more Shareholders has or is deemed to have declined its right to subscribe for its Proportion of the Additional Shares and subsections 5.3 and 5.4 are not applicable, then the Corporation, within seven (7) days of the end of the above thirty (30) day period provided for in subsection 5.2 or within seven (7) days of the end of the last seven (7) day period provided for in subsection 5.3 or 5.4, as the case may be, shall be required to offer by written notice to the Shareholder(s)




who agreed to exercise its or their right under subsections 5.1 and 5.2 in connection with the initial issue of Additional Shares, to issue to such Shareholder(s), in addition to any Additional Shares such Shareholder(s) agreed to subscribe for, its or their pro rata share of the Additional Shares for which any other Shareholder(s) has, or is deemed to have, waived its or their pre-emptive right hereunder (collectively the "Unaccepted Additional Shares"). For the purposes of the preceding, each such Shareholder's pro rata share of the Unaccepted Additional Shares shall, unless otherwise agreed to among themselves, be equal to the proportion that the number of Common Shares held by such Shareholder is to the aggregate of all the Common Shares held by all Shareholders (assuming the conversion into Common Shares of all Preferred Shares held by the Investors) who agreed to exercise their right under subsections 5.1 and 5.2 and shall take into account the Additional Shares subscribed for pursuant to subsections 5.2, 5.3 and 5.4.

5.6 Notice for Unaccepted Additional Shares. Each Shareholder who has been offered to subscribe for Unaccepted Additional Shares by the Corporation pursuant to subsection 5.5 shall have seven (7) days from the receipt of the notice mentioned therein to notify the Corporation of its intent to exercise its right to subscribe for its pro rata share of such Unaccepted Additional Shares, failing which such Shareholder shall be deemed to have waived its pre-emptive right in connection with the issue of such Unaccepted Additional Shares.

5.7 Sale to any Person. The procedures set forth in subsections 5.5 and 5.6 shall be repeated, mutatis mutandis, with respect to any Unaccepted Additional Shares which have not been subscribed for by a Shareholder until (i) all Shareholders who have been made the most recent additional offer shall have or be deemed to have declined it, or (ii) all Additional Shares (including Unaccepted Additional Shares) which have been offered by the Corporation pursuant to this Section 5 shall have been subscribed for by some or all of the Shareholders. If upon completion of the above procedures some or all of the Additional Shares which the Corporation intended to issue will not be purchased by the Shareholders pursuant to the exercise of their pre-emptive rights, the Corporation shall be free for a period of one hundred and eighty (180) days thereafter to sell such Additional Shares, which will not be purchased by a Shareholder, to any Person not Affiliated or Related to any Shareholder, on terms not more favourable than those provided in the original offer of the Corporation to issue Additional Shares, provided, however, that it shall be a condition precedent to such sale that such Person has executed a counterpart of this Agreement in accordance with subsection 12.6 and has agreed to be bound by the terms and conditions of this Agreement. The purchase of Additional Shares (including Unaccepted Additional Shares) by one (1) or more Shareholders, shall be suspended until the day of the sale by the Corporation to such Person of the Additional Shares (including Unaccepted Additional Shares) which have not been subscribed for by a Shareholder. If the Corporation is unable to sell such Additional Shares which have not been subscribed for by a Shareholder to a Person as provided for in this subsection 5.7, then the Corporation shall forthwith advise the Shareholders of same in writing and any Shareholder who has agreed to subscribe for Additional Shares (including Unaccepted Additional Shares) shall have the right to decide not to purchase such Additional Shares by notifying the Corporation in writing thereof within seven (7) days of having been advised by the Corporation that the Corporation was unable to sell such Additional Shares to such Person.

5.8 Closing. Subject to subsection 5.7, the closing in connection with the issuance of Additional Shares to any Shareholder or Person pursuant to subsections 5.1 to 5.7 shall be held at the principal offices of the Corporation at 10:00 a.m. on the date which is thirty (30) days after the expiry of the applicable period under subsections 5.2 to 5.7, as the case may be, or at such other place, at such other time or on such other date as the parties thereto may agree. Payment for the Additional Shares being issued shall be made in full at such closing. All payments shall be made by way of bank draft or electronic fund transfer to the Corporation's account.

6.    ALIENATION OF SHARES

6.1 Alienation prohibited. Unless otherwise provided for in accordance with the terms hereof, no Shareholder shall transfer, assign, cede, pledge, mortgage, hypothecate, charge or otherwise encumber, alienate or dispose of in any manner whatsoever the whole or any part of its Shares without first obtaining the written consent of all of the other Shareholders.

6.2 Transfers between the Investors. Notwithstanding any provision of this Agreement, any of the Investors may transfer all or part of its Shares to another Investor, to the subsidiaries of the Caisse de depot et placement du Quebec or to any Governmental Body of or controlled by the Government of Quebec or to the Caisse de depot et placement du Quebec or any Person controlled by the Caisse de depot et placement du Quebec (any such Person being referred to in this Agreement as the "Transferee"), at any time and from time to time without being subject to the other terms and conditions in this Section 6 or in
Section 7; provided however, that (i) the Transferee must not be engaged in any business, or any reasonable extension of such business, similar or identical to or competitive with the business of the Corporation or any of its subsidiaries; and (ii) none of the Investors shall be permitted to transfer its Shares to any Governmental Body of or controlled by the Government of Quebec unless such Governmental Body shall have first executed a counterpart of this Agreement in accordance with subsection 12.6, and agreed that as long as it shall hold such Shares it shall be bound by the terms and conditions of this Agreement, as if such Governmental Body had been an original party to this Agreement as a Shareholder and an Investor.

6.3   Unrestricted Transfers.  Notwithstanding any provision of this Agreement:

6.3.1 in the event of (i) any transaction resulting in the reorganization of the Corporation or (ii) any third party obtaining control of the Corporation, the Investors shall be entitled, upon written notice to the other Shareholders, to transfer to any party, without being subject to the other terms and conditions in this Section 6 or in Section 7, all or a portion of the total number of Common Shares held by them;

6.3.2 Techno Expres shall be entitled, in addition to the rights provided in subsection 6.4 hereof, upon written notice to each of the Investors, to transfer to any party which is not engaged in any business, or any reasonable extension of such business, similar or identical to or competitive with the business of the Corporation, from time to time at any time on or prior to March 31, 2003, without being subject to the other terms and conditions in this Section 6 or in Section 7, up to a total of 100,000 Common Shares, provided that any such transfer is not by way of solicitation or public offering, but by way of private placement only in conformity with (i) all applicable securities laws and (ii) all requirements imposed by any agent or underwriter engaged by the Corporation as of the date of such transfer;

6.3.3 each Investor shall be entitled, upon written notice to the other Investors, to transfer to any party which is not engaged in any business, or any reasonable extension of such business, similar or identical to or competitive with the business of the Corporation or any of its subsidiaries (the "Receiving Party"), without being subject to the other terms and conditions in this Section 6 or in Section 7 up to a maximum of twenty-five percent (25%) of Shares held by it at the date hereof, by way of a secondary distribution which may be either by way of solicitation or public offering or by way of private placement and in all cases, only in conformity with (i) all applicable securities laws and (ii) all requirements imposed by any agent or underwriter engaged by the Corporation as of the date of such transfer. The Receiving Party shall not be deemed to be a Transferee and shall not be bound by the terms and conditions of this Agreement as an Investor.

6.4 Transfers to Tony Mastronardi. Notwithstanding any provision of this Agreement and in addition to the rights provided in subsection 6.3.2, Techno Expres shall be entitled to transfer to Tony Mastronardi following the termination of his employment with the Corporation, without being subject to the other terms and conditions in this Section 6 or in Section 7, up to a total number of Common Shares equal to the number of Common Shares held by Techno Expres on the date of termination of Tony Mastronardi's employment with the Corporation multiplied by the percentage of voting shares held by Tony Mastronardi in the capital stock of Techno Expres on the date of termination of his employment with the Corporation, provided that any such transfer is effected in compliance with all applicable securities law .

6.5 Shareholdings of Techno Expres. Subject to any transfer effected pursuant to subsection 6.4, Guy Nathan and Tony Mastronardi hereby intervene into the present Agreement and hereby solidarily acknowledge and confirm that at present they have and that at all times while Techno Expres is a Shareholder they shall retain control of not less than sixty percent (60%) of the outstanding securities of Techno Expres carrying voting rights in all circumstances and they hereby further solidarily undertake that, except for transfers to members of their immediate families (which shall be permitted provided that any such transferee shall undertake in writing in favour of the remaining Shareholders to be bound solidarily with the transferor by the provisions of this subsection ), neither of them will transfer, assign, cede, pledge, mortgage, hypothecate, charge or otherwise encumber, alienate or dispose of in any manner whatsoever the whole or any part of any of his shares of Techno Expres without first obtaining the written consent of all of the other Shareholders, and in all cases the transferor shall cause the transferee to undertake in writing in favour of the remaining Shareholders to be bound solidarily with the transferor by the provisions hereof.

7.    RIGHTS OF FIRST REFUSAL AND PIGGY BACK

7.1 Alienation by Investors. Notwithstanding subsection 6.1, if, at any time after the date hereof, (i) one or more Investors (the "Offering Investor") receives an irrevocable offer (the "TP Offer") from a Person acting at Arm's Length to the Offering Investor (the "TP Offeror") to purchase for cash, securities, property and/or any other form of consideration (all of which is payable at closing) 50% or more of the Shares held by the Offering Investor (including by way of prospectus, whether underwritten or not), which TP Offer the Offering Investor wishes to accept, in accordance with the procedures set forth hereinafter, or (ii) the Offering Investor wishes to sell all (but not less than all) of the Shares held by the Offering Investor, the Offering Investor shall make an irrevocable offer (the "I Offer") in accordance with the procedures set forth hereinafter (the TP Offer and I Offer are hereinafter referred to collectively as the "Investor Offer"):

7.1.1 The Offering Investor shall first offer to the other Investors (the "Other Investors") the option to purchase such Shares (the "Offered Shares") in accordance with subsection 7.3. Should one or more of the Other Investors exercise such option so as to purchase all of the Offered Shares, the Offering Investor shall sell to each of such Other Investors the Offered Shares, for which it has delivered notice(s) of exercise, in accordance with this Agreement and the terms and conditions of the Investor Offer.

7.1.2 Unless one or more of the Other Investors elects within the time required to exercise the option pursuant to subsection 7.1.1 such that all of the Offered Shares shall be purchased by the Other Investors, then the Offering Investors shall offer the Offered Shares which were unaccepted by the Other Investors (the "Unaccepted Offered Shares") to Techno Expres in accordance with the procedures set forth in subsection 7.3.

7.1.3 Should Techno Expres exercise its option pursuant to subsection 7.1.2 so as to purchase all of the Unaccepted Offered Shares, the Offering Investor shall sell to (i) the Other Investors the Offered Shares, if any, for which they delivered notice of exercise and (ii) Techno Expres the Unaccepted Offered Shares for which it has delivered notice of exercise, in accordance with this Agreement and the terms and conditions of the TP Offer, or the I Offer, as the case may be.

7.1.4 Unless the Other Investors and/or Techno Expres (the "Other Shareholders") have elected within the time required to exercise their options pursuant to subsections 7.1.1 and/or 7.1.2 such that all of the Offered Shares shall be purchased by the Other Shareholders, the option of the Other Shareholders shall expire, none of the Other Shareholders shall be eligible to purchase the Offered Shares, and the Offering Investor shall be free for a period of ninety (90) days from the end of the expiration of the last offer period to sell all (but not less than all) of the Offered Shares to either (i) the TP Offeror on the terms and conditions provided in the TP Offer, or (ii) in the event of an I Offer, to a Person acting at Arm's Length to the Offering Investor (the "Third Party") on the terms and conditions provided in the I Offer, provided, however, that, in both cases, it shall be a condition precedent to the right of the Offering Investor to sell the Offered Shares that the TP Offeror or Third Party, as the case may be, has executed a counterpart of this Agreement in accordance with subsection 12.6 and has agreed to be bound by the terms and conditions of this Agreement, as if the TP Offeror or the Third Party, as the case may be, had been an original party to this Agreement in place of the Offering Investor. If no sale takes place within the ninety (90) day period referred to in this subsection, then the Offering Investor shall not transfer the Offered Shares without again following and being subject to this Section 7.

7.2 Alienation by Techno Expres. Notwithstanding subsection 6.1, if, at any time after the date hereof, (i) Techno Expres receives an irrevocable offer (the "TP Offer") from a Person acting at Arm's Length to Techno Expres (the "TP Offeror") to purchase for cash, securities, property and/or any other form of consideration (all of which is payable at closing) all (but not less than all) of the Shares held by Techno Expres (the "Offered Shares") (including by way of prospectus, whether underwritten or not), which Techno Expres wishes to accept, in accordance with the procedures set forth hereinafter, or (ii) Techno Expres wishes to sell all (but not less than all) of the Shares held by Techno Expres, Techno Expres shall make an irrevocable offer (the "TE Offer") in accordance with the procedures set forth hereinafter (the TP Offer and TE Offer are hereinafter collectively referred to as the "Techno Offer"):

7.2.1 Techno Expres shall offer the Offered Shares to the Investors (together the "Other Shareholders") in accordance with the procedures set forth in subsection 7.3.




7.2.2 Should one or more of the Other Shareholders exercise options pursuant to subsection 7.2.1 so as to purchase all of the Offered Shares, Techno Expres shall sell to each such Other Shareholder the Offered Shares for which it has delivered notice(s) of exercise, in accordance with this Agreement and the terms and conditions of the Techno Offer.

7.2.3 Unless one or more of the Other Shareholders elects within the time required to exercise its options pursuant to subsection 7.2.1 such that all of the Offered Shares shall be purchased by the Other Shareholders, the option of the Other Shareholders shall expire, none of the Other Shareholders shall be eligible to purchase the Offered Shares, and Techno Expres shall be free for a period of ninety (90) days from the end of the expiration of the last offer period to sell all (but not less than all) of the Offered Shares to either (i) the TP Offeror on the terms and conditions provided in the TP Offer, or (ii) in the event of a TE Offer, to a Person acting at Arm's Length to Techno Expres (the "Third Party") on the terms and conditions provided in the TE Offer, provided, however, that, in both cases, it shall be a condition precedent to the right of Techno Expres to sell the Offered Shares that the TP Offeror or Third Party, as the case may be, has executed a counterpart of this Agreement in accordance with subsection 12.6 and has agreed to be bound by the terms and conditions of this Agreement, as if the TP Offeror or Third Party, as the case may be, had been an original party to this Agreement in place of Techno Expres. If no sale takes place within the ninety (90) day period referred to in this subsection, then Techno Expres shall not transfer the Offered Shares without again following and being subject to this Section 7.

7.3 Procedure for Offers. Offers by the Offering Investor (pursuant to subsection 7.1) or Techno Expres (pursuant to subsection 7.2) (the "Offering Shareholder") to the Other Investors (pursuant to subsection 7.1.1), Techno Expres (pursuant to subsection 7.1.2) or the Other Shareholders (pursuant to subsection 7.2.1) (the "Offeree Shareholders") shall be conducted in accordance with the following procedures:

7.3.1 The Offering Shareholder shall deliver a notice of its desire to sell the Offered Shares in accordance with the terms of the Offer to the Offeree Shareholders (a copy of which notice will be forwarded to all parties hereto), and then each of the Offeree Shareholders shall have an option to acquire its Proportionate Share of the Offered Shares or, if subsection 7.1.2 applies, the Unaccepted Offered Shares (the "First Offer"). Each of the Offeree Shareholders who elects to exercise its option under this subsection shall deliver a notice to the Offering Shareholder, each other Offeree Shareholder and the Corporation indicating its exercise of the option, such notice to be sent no later than thirty (30) days after the date on which the notice is received, after which time the option hereby granted to the Offeree Shareholders shall expire.

7.3.2 If after the First Offer or any Additional Offer made pursuant to this subsection 7.3.2 (the "Prior Offers"), there remains Offered Shares that the Offeree Shareholders have not accepted in the Prior Offers (the "Remaining Offered Shares"), the Offering Shareholder shall deliver a notice to the Offeree Shareholders that accepted the last such offer (the "Accepting Offeree Shareholders"), of each such Accepting Offeree Shareholder's option to purchase its Proportionate Share of the Remaining Offered Shares (an "Additional Offer"). Each Accepting Offeree Shareholders who elects to exercise its option under this subsection shall deliver a notice to the Offering Shareholder, each other Accepting Offeree Shareholder and the Corporation indicating its exercise of the option, such notice to be sent no later than seven (7) days after the date on which the notice of the Additional Offer is received, after which time the option hereby granted to the Accepting Offeree Shareholders shall expire. The Offering Shareholder shall continue to make offers pursuant to this subsection 7.3.2 until there are no Accepting Offeree Shareholders or no Remaining Offered Shares.

7.3.3 In the event of any sale by the Offering Shareholder to the Offeree Shareholders pursuant to an Offer which provides that the purchase price is to be payable, in whole or in part, by a non-cash consideration, the Offeree Shareholders shall be entitled to pay to the Offering Shareholder the cash equivalent of such non-cash consideration based upon the fair market value of such non-cash consideration as of the date of the receipt by the Offeree Shareholders of the notice from the Offering Shareholder to sell the Offered Shares in accordance with subsection 7.3.1. The fair market value of such non-cash consideration shall be the value agreed upon by the parties to such transaction. If no such value has been agreed upon in writing by the parties to such transaction within thirty (30) days after the receipt by the Offeree Shareholders of the notice from the Offering Shareholder to sell the Offered Shares in accordance with subsection 7.3.1, such parties shall be entitled to collectively appoint investment bankers or underwriters to determine such value by issuing a fairness opinion, and the cost associated with such fairness opinion shall be shared equally by such parties. The determination of such investment bankers or underwriters shall be final and binding on the parties without right of appeal and such investment bankers or underwriters shall make such determination within fifteen (15) days of their appointment.

7.4 Validity of Offer and Closing provisions. Each Offer made pursuant to subsections 7.1 and 7.2 shall be in a writing signed by the Offering Shareholder and addressed to the Offeree Shareholders and shall:

7.4.1 state the purchase price per Offered Share, which purchase price shall be payable in full, at Closing;

7.4.2 state the name and address of the TP Offeror to whom it proposes to sell the Offered Shares, and include a copy of the TP Offer; (this provision shall not apply in the event of an I Offer or a TE Offer);

7.4.3 provide that the Closing shall be held at the principal offices of the Corporation at 10:00 a.m. on the Closing Date, or at such other place, at such other time or on such other date as the parties thereto may agree, in accordance with the following terms and conditions:

      7.4.3.1 at Closing, the Offering Shareholder shall deliver to the Offeree Shareholders who have accepted an Offer (the "Purchaser") certificates representing the Offered Shares being transferred, which certificates shall be accompanied by a duly executed assignment of the Offered Shares to the Purchaser;

      7.4.3.2 payment for the Offered Shares being transferred shall be made in full at Closing;

      7.4.3.3 such transfer shall be effected in conformity with all applicable securities laws;

      7.4.3.4 if any of the conditions set forth in this subsection 7.4.3 made for the exclusive benefit of the Purchaser are not satisfied at the Closing, then the Purchaser may, at its option, either:




      7.4.3.4.1    refuse to proceed with the Closing, or

      7.4.3.4.2    proceed with the Closing,

      in either case without prejudice to its remedies and recourses against the Offering Shareholder as a result of such condition not being satisfied;

      7.4.3.5 however, if at Closing the Offered Shares being transferred are not free and clear of all claims, liens and other encumbrances whatsoever, the Purchaser may, without prejudice to any other rights which it may have, purchase such Offered Shares subject to such claims, liens and other encumbrances. In that event, the Purchaser shall at the Closing assume all obligations and liabilities with respect to such claims, liens and encumbrances and the purchase price payable by the Purchaser for such Offered Shares shall be satisfied, in whole or in part, as the case may be, by such assumption in the amount agreed to by the Offering Shareholder and the Purchaser. The amount so assumed shall reduce the purchase price payable at Closing;

      7.4.3.6 if the Offering Shareholder fails to complete the transaction, then the amount which the Purchaser would otherwise be required to pay to the Offering Shareholder at Closing may be deposited by the Purchaser into an interest-bearing trust account in the name of the Offering Shareholder at the bank branch used by the Corporation. Upon making such deposit and giving the Offering Shareholder notice thereof, the purchase of the Offering Shareholder's Offered Shares by that Purchaser shall be deemed to have been fully completed and all right, title, benefit and interest in and to the Offered Shares to which the Purchaser is entitled shall be deemed to have been transferred and assigned to and vested in the Purchaser. The Offering Shareholder shall be entitled to receive the amount deposited in the trust account upon satisfying the Offering Shareholder's obligations pursuant to subsection 7.1;

      7.4.3.7 the Offering Shareholder hereby irrevocably nominates, constitutes and appoints each Purchaser as its true and lawful mandatary and agent for, in the name of and on behalf of the Offering Shareholder to execute and deliver in the name of the Offering Shareholder all such instruments as may be necessary to effectively transfer the Offered Shares being sold to the Purchaser. The Offering Shareholder hereby ratifies and confirms, and agrees to ratify and confirm, all that the Purchaser may lawfully do or cause to be done by virtue of such appointment and power of attorney;

      7.4.3.8 it is recognized that serious and irreparable damage for which monetary damages would not be an adequate remedy would result to the Purchaser from the violation of the provisions of this Section 7. Each party agrees that, in addition to any and all remedies available to the Purchaser in the event of a violation of such covenants, such Purchaser shall have the immediate remedy of injunction or such other relief as may be decreed or issued by any court of competent jurisdiction to enforce this Section 7.

7.5 Piggy Back - Investors. Provided that Techno Expres owns more than 20% of the issued and outstanding Shares (assuming the conversion into Common Shares of all Preferred Shares held by the Investors) if Techno Expres receives a TP Offer or makes a TE Offer pursuant to subsection 7.2, each Investor shall have the right, at such Investor's option, in lieu of exercising options to purchase Offered Shares, to require that all of the Shares held by such Investor (assuming the conversion into Common Shares of all Preferred Shares held by such Investor) be included in any sale to the TP Offeror or Third Party, as the case may be, together with the Offered Shares, on terms and conditions which are identical to those offered by the TP Offeror to Techno Expres pursuant to the TP Offer or to those made pursuant to the TE Offer, as the case may be, and it shall be a condition precedent of the right of Techno Expres to sell any Offered Shares that the TP Offeror or Third Party, as the case may be, purchase all the Shares held by an Investor exercising the right granted in this subsection 7.5. If an Investor wishes to exercise the right granted in this subsection 7.5, then it shall do so by giving written notice thereof to Techno Expres at any time prior to the end of the expiration of the last offer period of Techno Expres to sell Offered Shares to the Investors. For greater certainty, the provisions of this subsection 7.5 shall only apply if all of the Offered Shares are not purchased by one or more of the Investors under subsection 7.2 and are sold to the TP Offeror or the Third Party, as the case may be, by Techno Expres.

7.6 Offers irrevocable. All Offers and TP Offers are irrevocable for the period of time during which they are open for acceptance.

7.7 Meaning of "Shares". For the purposes of this Section 7, when reference is made to the Shares held by either Investor, the term "Shares" shall be deemed to include any Common Shares as would be issuable to such Investor upon the conversion into Common Shares of all Preferred Shares held by such Investor.

8.    FORCED SALE

8.1 Forced Sale. If the Corporation fails to redeem any of the Series B Preferred Shares pursuant to subsection 11.14 of the Second Amended and Restated Articles of Incorporation of the Corporation or to pay their redemption price as provided therein, any Investor(s) requesting such redemption may, after giving a thirty (30) day notice to all Shareholders and the Corporation, in addition to any other rights it/they may have, seek a written offer, which it/they is/are willing to accept, through an investment banker of its/their choice, to purchase all the Shares held by the Shareholders or to purchase all the assets of the Corporation as an on-going concern. Notwithstanding any provision hereof, the Shareholders hereby agree to fully collaborate with such sale and to sell their Shares at the same price as such Investor(s) or to exercise their voting rights which they hold so as to permit the Corporation to sell all its assets at the price accepted by such Investor(s).

8.2 Delays for the Forced Sale. If within eighteen (18) months of the notice provided under subsection 8.1, an offer to purchase has not been accepted by the Investor(s) seeking such offer, the Shareholders agree to proceed with the winding-up, dissolution or liquidation of the Corporation within six (6) months of such eighteen (18) month period.

9.    FINANCIAL INFORMATION AND COVENANTS OF THE CORPORATION

9.1 Financial Information. The Corporation, at its costs, undertakes toward the Shareholders to prepare and to remit to the members of the Board of the Corporation the following documents:

9.1.1 within ninety (90) days after the end of each fiscal year, a copy of the audited financial statements of the Corporation on a consolidated basis for such fiscal year consisting of the balance sheet and the statement of income and retained earnings of the Corporation. These financial statements shall be prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis;




9.1.2 thirty (30) days following the end of each month, interim unaudited monthly financial statements, on a consolidated basis, including the balance sheet, the income statement and a cash flow statement as well as a budget to actual analysis containing information reasonably expected in such analysis;

9.1.3 within forty-five (45) days after the end of each quarter during each fiscal year, complete unaudited quarterly financial statements on a consolidated basis, including the balance sheet, the income statement and the statement of changes in financial position;

9.1.4 at each meeting of the Board of the Corporation, a report prepared by the controller of the Corporation and duly signed by the President of the Corporation confirming that payments due by the Corporation to tax authorities for sales taxes, deduction at source or for any other taxes have been made and confirming that, to the best of the Corporation's management knowledge, the Corporation has conducted and is conducting its business in compliance with any applicable law, and that the Corporation is not in breach of applicable law, including any environmental law.

10.   NOTICES

10.1 Notices. All notices, requests, demands and other communications hereunder shall be given in writing and shall be given by telecopier, or delivered by hand, to the other party at the following addresses:

if to Techno Expres:         TECHNO EXPRES S.A.
                             c/o TouchTunes Digital Jukebox Inc.
                             3 Commerce Place
                             4th Floor
                             Nun's Island, Quebec
                             H3E 1A2
                             Attention: The President

                             Telecopier: (514) 762-6483


If to CDPQ:                  CAPITAL COMMUNICATIONS CDPQ INC.
                             1981 McGill College Avenue, 7th
                             Floor
                             Montreal, Quebec
                             H3A 3C7
                             Attention: The President

                             Telecopier: (514) 847-5980


if to Sofinov:               SOFINOV SOCIETE FINANCIERE
                             D'INNOVATION INC.
                             1981 McGill College Avenue, 7th
                             Floor
                             Montreal, Quebec
                             H3A 3C7
                             Attention: The President

                             Telecopier: (514) 847-2628




if to Innovatech:            SOCIETE INNOVATECH DU GRAND
                             MONTREAL
                             2020 University Avenue
                             Suite 1527
                             Montreal, Quebec
                             H3A 2A5
                             Attention: Hubert Manseau

                             Telecopier: (514) 864-4220


if to the Corporation:       TOUCHTUNES MUSIC CORPORATION
                             1800 East Sahara
                             Suite 107
                             Las Vegas, Nevada
                             89104, U.S.A.
                             Attention: The President

                             Telecopier: (702) 734-7500

with a copy in all cases to: KARP & SOMMERS
                             950 Third Avenue
                             New York, NY
                             10022, U.S.A.
                             Attention: Aaron Karp

                             Telecopier: (212) 421-1650

with a copy in all cases to: LAPOINTE ROSENSTEIN
                             1250 Rene-Levesque Blvd. West
                             Suite 1400
                             Montreal, Quebec
                             H3B 5E9
                             Attention: Claude Bergeron

                             Telecopier: (514) 925-9001


with a copy in all cases to: DE GRANDPRE CHAIT
                             1000 de la Gauchetiere West
                             29th Floor
                             Montreal, Quebec

                             Attention: Jacques Bourque

                             Telecopier: (514) 281-1059

or at such other address as the parties may have previously indicated to the other parties in writing in conformity with the foregoing. Any such notice, request, demand or other communication shall be deemed to have been received on the date of delivery if delivered by hand, or the next Business Day immediately following the date of transmission if sent by telecopier. The original copy of any notice sent by telecopier shall be forwarded to the other party by registered mail, receipt return requested.

11.   ARBITRATION

11.1 Arbitration. All disputes or controversies between the parties in respect of the validity, interpretation or performance of the provisions of this Agreement shall be definitively dealt with using the rules of conciliation and arbitration of the International Chamber of Commerce, by one arbitrator appointed in accordance with said rules, and to the exclusion of any courts except for any provisional remedy including injunctive relief and seizure before judgment which may be obtained from any court or tribunal, the whole in accordance with said rules in force at the time of execution of this Agreement. Any arbitration proceeding required pursuant to the terms thereof shall take place in Montreal, Quebec and shall be conducted in both the English and French language.

12.   MISCELLANEOUS PROVISIONS

12.1 Press release. Any press release or any public announcement, statement or publicity with respect to the transaction contemplated in this Agreement shall be made only with the prior consent of the Shareholders unless such release, announcement, statement or publicity is required by law, in which case the Shareholder required to make such release, announcement, statement or publicity shall use its best efforts to obtain the approval of the other Shareholders to the form, nature and extent of such disclosure, which consent and approval shall not be unreasonably withheld.

12.2 Further Assurances. Each party upon the request of the others, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

12.3 Successors in Interest. This Agreement and the provisions hereof shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

12.4 Transfer contrary to this Agreement. Any purported transfer of Shares contrary to the terms of this Agreement shall be null and void and have no legal effect.

12.5  Time of the essence.  Time shall be of the essence in this Agreement.

12.6 Counterpart. No Person shall become a holder of any Shares without first having executed a counterpart of this Agreement in accordance with Schedule "12.6" annexed hereto. Each such counterpart so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

12.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matters herein contained and supersedes and replaces any negotiations, discussions or agreements previously held or entered into by them with respect to the subject matters herein contained, including without limitation, the shareholders agreement dated February 11, 1998 among Techno Expres, Sofinov, Innovatech and the Corporation, as amended on March 22, 1999, April 8, 1999 and July 14, 1999. The parties hereby renounce to and waive the benefits of all prior negotiations and discussions concerning the subject matter hereof which are not embodied herein.

12.8 Originals. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

12.9 Termination of Agreement. This Agreement shall remain in effect until terminated by any party hereto by written notice upon the occurrence of any of the following eventualities:




12.9.1 the bankruptcy or dissolution (whether voluntary or involuntary) of the Corporation;

12.9.2       all issued and outstanding Shares are held by one Person only; or

12.9.3       by written agreement of all of the Shareholders.

      IN WITNESS WHEREOF, the parties have signed at the place and on the date first hereinabove mentioned.

                             TECHNO EXPRES S.A.


                             Per: /s/Guy Nathan
                                 ----------------------------
                                  Guy Nathan

                             CAPITAL COMMUNICATIONS CDPQ INC.



                             Per:  /s/Helene Belanger
                                  ----------------------------
                                  Helene Belanger


                             Per:  /s/Roland Ribotti
                                  ----------------------------
                                  Roland Ribotti

                             SOFINOV SOCIETE FINANCIERE
                             D'INNOVATION INC.


                             Per: /s/Denis Dionne
                                  ----------------------------
                                  Denis Dionne

                             Per: /s/Pierre Pharand
                                  ----------------------------
                                  Pierre Pharand

                             SOCIETE INNOVATECH DU GRAND
                             MONTREAL


                             Per: /s/Hubert Manseau
                                  ----------------------------
                                  Hubert Manseau

                             TOUCHTUNES MUSIC CORPORATION


                             Per: /s/Tony Mastronardi
                                  ----------------------------
                                  Tony Mastronardi




                                 INTERVENTION


      EACH OF THE UNDERSIGNED INTERVENES TO THESE PRESENTS, hereby declares having taken cognizance of all of the provisions contained in this Agreement, with which he declares himself to be entirely satisfied and familiar, and hereby agrees to be bound by the provisions of this Agreement which are applicable to him.
      Montreal, this 18th day of May 2000





                                            /S/TONY MASTRONARDI
                                            -------------------------
                                            TONY MASTRONARDI


                                            /S/GUY NATHAN
                                            -------------------------
                                            GUY NATHAN




                                SCHEDULE "12.6"


      THIS INSTRUMENT forms part of the Voting Trust and Limited Shareholders Agreement (the "Agreement") made as of May 18, 2000 by and among Techno Expres S.A., Capital Communications CDPQ Inc., Sofinov Societe Financiere d'Innovation Inc., Societe Innovatech du Grand Montreal and TouchTunes Music Corporation, into which intervened each of Tony Mastronardi and Guy Nathan which Agreement permits execution by counterpart. The undersigned hereby acknowledges having received a copy of the said Agreement (which is annexed hereto as Schedule "1") and, having read the said Agreement in its entirety, hereby agrees that the terms and conditions of the said Agreement shall be binding upon the undersigned (including, without limitation, the obligations of confidentiality) as if the undersigned had been an original party to the Agreement as a Shareholder (as such terms are defined in the Agreement) and such terms and conditions shall enure to the benefit of and be binding upon the undersigned, its successors and assigns.

      IN WITNESS WHEREOF the undersigned has executed this instrument this . day of , [year]

                             [SHAREHOLDER]


                             Per: